EXHIBIT 99.1

PRESS RELEASE


TOUCH TONE ANNOUNCES THE
TERMINATION OF THE MERGER AGREEMENT
WITH ORIX GLOBAL COMMUNICATIONS, INC.
_________________________________________________________________________

Las Vegas, Nevada, May 27, 1998 - (Nasdaq: TONE and TONEW) ("Touch Tone") Touch Tone America, Inc. announced today that the acquisition agreement between Touch Tone America, Inc. and Orix Global Communications, Inc. has been terminated.

Orix Global Communications, Inc. cites a number of undisclosed liabilities as the reason to terminate the transaction, including a $1.4 million WorldCom claim against Touch Tone. Despite diligent efforts by Touch Tone, a settlement with WorldCom was not achieved.

Touch Tone America, Inc. is a provider of telecommunications service. ORIX Global Communications, Inc. operates as a reseller of communication network equipment and circuits, and provides voice, Internet, data, video and wireless services in the U.S. and international markets.

This news release may contain forward-looking statements which are subject
to risks and uncertainties.   These statements may differ materially from
actual future events or results. Additional information concerning potential risk factors that could affect the company's business and financial results are included in the company's filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

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